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                                                                    EXHIBIT 10.8

              RESOLUTION FOR ADOPTION OF AMENDMENT TO ROUNDY'S INC.
                     SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

     WHEREAS, the corporation desires to amend the corporation's Supplemental Employee Retirement Plan ("SERP") to adjust the benefits formula with regard to the weight of social security integration in order to carry out the intent for which the SERP was established in providing benefits to the participants of the SERP;

     NOW, THEREFORE, BE IT RESOLVED, that the SERP is hereby amended to revise the formula for determining a participant's "Integrated Benefit" as shown below and recommended by the Compensation Committee of the Board of Directors.

                                Amendment to SERP
                                -----------------

Article III of the Roundy's, Inc. Supplemental Employee Retirement Plan ("Plan"), adopted by the Board of Directors on December 15, 1998 and executed on May 26, 1999, is amended by deleting subparagraph (b)(ii) of Section 3.3, "Integration of Other Benefits and Plan Benefit Computation" and replacing it with the following language:

(b)(ii) fifty percent (50%) of such Participant's Primary Social Security Amount is calculated by the actuary for the Roundy's, Inc. Retirement Plan for purposes of determining such Participant's Accrued Monthly Benefit under such Retirement Plan.